Exhibit 32.1

CERTIFICATION

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q for the period ended September 30, 2014 (the “Report”) of IXIR Productions, Inc.. (the “Registrant”), as filed with the Securities and Exchange Commission on the date hereof, I, John Azoulay, the President, Chief Executive Officer, Treasurer, Secretary and Director of the Registrant, hereby certify, to the best of my knowledge, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: November 13, 2014

Signature: /s/ John Azoulay
Name: John Azoulay
Title: President, Chief Executive Officer, Treasurer, Secretary and Director
(Principal Executive Officer and Principal Financial and Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.